Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 8, 2013, by and among On Assignment, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (the “Consenting Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Statement of Purpose

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of May 16, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower.

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.    Amendments to the Credit Agreement.     Subject to, and in accordance with, the terms and conditions set forth herein, the parties hereto hereby agree that the Credit Agreement is hereby amended as follows:

(a)    Subsection 2.05(b)(ii) of the Credit Agreement is hereby amended by deleting the reference to “Section 7.05” therein and inserting “subsections (a) through (i) of Section 7.05” in lieu thereof.

(b)    Section 7.01 of the Credit Agreement is hereby amended by deleting subsection (k) thereof in its entirety and inserting the following in lieu thereof:

“(k)    leases of the real properties of any Loan Party or any Subsidiary, in each case entered into in connection with a Disposition permitted by Section 7.05 or a Permitted Acquisition or in the ordinary course of the business of such Loan Party or Subsidiary so long as in each case such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Loan Party or any Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;”

(c)    Section 7.05 of the Credit Agreement is hereby amended by:

(i)    deleting subsection (g) thereof in its entirety and inserting the following in lieu thereof:

“(g)    Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the book value of any individual piece of property or business unit Disposed of in reliance on this clause (g) shall not exceed $1,000,000, and (iii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $2,000,000;”

(ii)    deleting the word “and” at the end of subsection (h) thereof;

(iii)    inserting the word “and” at the end of subsection (i) thereof;

(iv)    adding the following new subsection (j) thereto:

“(j)    Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of any such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate consideration received for all such Dispositions in any given fiscal year shall be less than or equal to $50,000,000 (the “Consideration Limit”), provided further that if the Borrower and its Subsidiaries have previously utilized the Consideration Limit in any given fiscal year, they may nonetheless Dispose of any Person or any business or division of any Person so long as the aggregate amount of Consolidated EBITDA for the four fiscal quarter period ended as of the last day of immediately prior fiscal year that is attributable to all Persons, businesses or divisions Disposed of pursuant to this clause (j) in such fiscal year (including, those Disposed of pursuant to the Consideration Limit) shall not exceed seven and a half percent (7.5%) of such Consolidated EBITDA for such period, (iii) any such Disposition is for fair market value, (iv) not less than 75% of the purchase price for any such Disposition shall be paid to the Borrower or such Subsidiary in cash and (v) the Borrower shall be in pro forma compliance with Section 7.11 (determined at the time each such Disposition is made based on the financial statements received hereunder for the most recently completed Measurement Period and after giving pro forma effect to each such Disposition);”

(v)    adding “or clause (j)” immediately after the reference to “clause (g)” in the second line of the proviso at the end of such Section.

3.    Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Amendment shall be deemed to be effective (the date of such satisfaction, the “Amendment Effective Date”):

(a)    the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, Consenting Lenders constituting Required Lenders and the Borrower;

(b)    the Administrative Agent shall have received counterparts of the Acknowledgment and Reaffirmation attached hereto (the “Acknowledgment and Reaffirmation”) executed by each Subsidiary Guarantor;

(c)    the Borrower shall have paid to the Administrative Agent (or its applicable affiliate), for the account of each Consenting Lender (including Wells Fargo) that executes and delivers this Amendment to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Eastern Time) on November [8], 2013, an amendment fee in an amount equal to .05% of the sum of the Revolving Credit Commitments and outstanding Term Loans of each such Consenting Lender;

(d)    the Administrative Agent shall have been paid or reimbursed for all reasonable and documented out-of-pocket costs and expenses incurred by it or its Affiliates in connection with this Amendment, including, without limitation, the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent and its Affiliates (and if necessary, one local counsel for such Persons in each relevant material jurisdiction); and

(e)    the Administrative Agent shall have received, at least two (2) Business Days prior to the Amendment Effective Date, the Compliance Certificate and the financial statements for the fiscal quarter ended September 30, 2013.

4.    Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5.    Representations and Warranties. The Borrower represents and warrants that (a) it has the corporate power and authority to execute, deliver and perform this Amendment, (b) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of the Borrower, (d) this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by it in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date and (f) no Default has occurred and is continuing as of the Amendment Effective Date or after giving effect hereto.

6.    Reaffirmation. By its execution hereof, Borrower hereby expressly (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

7.    Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.    Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.    Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
10.    Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:    ON ASSIGNMENT, INC., as Borrower

By:    /s/ James L. Brill
Name: James L. Brill
Title: Treasurer

First Amendment to Amended and Restated Credit Agreement
On Assignment, Inc.
Signature Page

ADMINISTRATIVE AGENT

AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender
By:    /s/ Jamie Chen
Name:     Jamie Chen
Title: Senior Vice President

First Amendment to Amended and Restated Credit Agreement
On Assignment, Inc.
Signature Page

LENDER:	Form of signature block for the various Lenders party to the Agreement, as Lender

By:
Name:
Title:

First Amendment to Amended and Restated Credit Agreement
On Assignment, Inc.
Signature Page

ACKNOWLEDGMENT AND REAFFIRMATION

November 8, 2013

By its execution hereof, each Subsidiary Guarantor hereby expressly (a) represents and warrants that (i) it has the corporate power and authority to execute, deliver and perform this Acknowledgment and Reaffirmation, (ii) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Acknowledgment and Reaffirmation, (iii) this Acknowledgment and Reaffirmation has been duly executed and delivered on behalf of such Person, and (iv) this Acknowledgment and Reaffirmation constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (b) consents to the First Amendment to Amended and Restated Credit Agreement dated as of the date hereof, by and among On Assignment, Inc., a Delaware corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Amendment”; all capitalized undefined terms used herein shall have the meanings assigned in the Amendment and if not defined in the Amendment, shall have the meanings assigned thereto in the Credit Agreement) and (c) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect. In furtherance of the foregoing, each Subsidiary Guarantor (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that the Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

SUBSIDIARY GUARANTORS:    OXFORD GLOBAL RESOURCES, INC.
APEX SYSTEMS, INC.

By: /s/ James L. Brill_________________
Name: James L. Brill
Title: Treasurer

ASSIGNMENT READY, INC.
ON ASSIGNMENT STAFFING SERVICES, INC.
HEALTHCARE PARTNERS, INC.
VISTA PHYSICIAN SEARCH AND CONSULTING, INC.
VISTA STAFFING INTERNATIONAL, INC.
VISTA STAFFING SOLUTIONS, INC.
VSS HOLDING, INC.

By: /s/ Christina Gibson
Name: Christina Gibson
Title: Treasurer

First Amendment to Amended and Restated Credit Agreement
On Assignment, Inc.
Acknowledgment and Reaffirmation